Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to this Registration Statement on Form F-1 of our report dated March 25, 2010 relating to the consolidated financial statements of Banco Santander (Brasil) S.A. and the effectiveness of Banco Santander (Brasil) S.A.'s internal control over financial reporting appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu Auditores Independentes
Deloitte Touche Tohmatsu Auditores Independentes
July 9, 2010